Exhibit 99.2

1100 Cassatt Road
Berwyn, PA 19312
Phone: 610•651•5900
Fax: 610•993•2683

For Immediate Release
October 28, 2004

TRITON PCS ANNOUNCES AGREEMENT TO ACQUIRE URBAN COMM – NORTH CAROLINA
Proposed Acquisition of 20 Licenses Would Solidify Spectrum Position in Southeast Footprint

BERWYN, Pa., October 28, 2004 — Triton PCS Holdings, Inc. (NYSE: TPC) announced today that it has finalized the terms of a proposed stock purchase agreement to acquire Urban Comm – North Carolina, Inc. (“Urban”), subject to government approvals and an order by the U.S. Bankruptcy Court granting authorization to enter into this agreement. Under this proposed agreement, Triton PCS will acquire the outstanding stock of Urban, whose assets include FCC wireless licenses in 20 Basic Trading Areas (“BTAs”) for $113.0 million in cash.

Of the twenty licenses, eight are in North Carolina, five are in South Carolina and seven are in Virginia (see attached Schedule 1 for a list of markets). The license assets are in the C and F broadband PCS spectrum blocks and consist of eighteen 10 MHz licenses and two 20 MHz licenses. Collectively, the licenses cover an area with a population (“POPs”) of approximately 7.4 million people.

Urban is currently a debtor-in-possession under Chapter 11 of the U.S. Bankruptcy Code. The acquisition of the stock is to be completed as part of a joint plan of reorganization and will be subject to, among other things, the acceptance by Urban’s creditors and the approval of the Bankruptcy Court. In addition, the transaction remains subject to FCC and Department of Justice approvals related to the change of control, and a settlement of all claims relating to the outstanding debt obligations owed by Urban to the U.S. Government.

Michael E. Kalogris, chairman and chief executive officer of Triton PCS, said, “This transaction further solidifies Triton PCS’s already robust spectrum position in its Southeast footprint. Giving effect for the anticipated territory swap with Cingular and AT&T Wireless Services, the acquisition of Urban achieves Triton PCS’s goal of having an average spectrum position of 30 MHz in its Southeast footprint.”

Triton PCS is a wireless phone service provider based in Berwyn, Pennsylvania. After giving effect to a pending exchange of territories with Cingular Wireless and AT&T Wireless Services, Triton will be licensed to provide digital wireless communications services in an area covering 14.3 million POPs in the Southeastern United States and 4.0 million POPs in Puerto Rico and the U.S. Virgin Islands.

For more information on Triton PCS and its products and services, visit the company’s websites at: www.tritonpcs.com and www.suncom.com.

Statements in this press release regarding Triton PCS’s business that are not historical facts may be “forward-looking statements”. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from any such forward-looking statements are identified in the reports and documents Triton PCS files from time to time with the U.S. Securities and Exchange Commission.

Contact:
Steve Somers, CFA
Director of Investor Relations
610-722-4449
ssomers@tritonpcs.com

Schedule 1
Urban Spectrum

		POPs	Spectrum
BTA Market		(000s)*	Amount (MHz)	Block
	North Carolina
20	Asheville-Hendersonville, NC	625.0	10	F
62	Burlington, NC	134.6	20	C
165	Goldsboro-Kinston, NC	245.1	10	C
176	Greenville-Washington, NC	252.9	10	C
316	New Bern, NC	177.4	10	C
368	Raleigh-Durham, NC	1,540.5	20	C
377	Roanoke Rapids, NC	79.9	10	C
382	Rocky Mount-Wilson, NC	219.9	10	C

	Total BTA Markets	3,275.3
	South Carolina
72	Charleston, SC	690.2	10	F
147	Florence, SC	262.8	10	F
312	Myrtle Beach, SC	205.5	10	F
335	Orangeburg, SC	124.9	10	F
436	Sumter, SC	158.6	10	F

	Total BTA Markets	1,442.0
	Virginia
75	Charlottesville, VA	234.8	10	F
156	Fredericksburg, VA	152.8	10	F
183	Harrisonburg, VA	156.5	10	F
284	Martinsville, VA	93.1	10	F
374	Richmond-Petersburg, VA	1,295.6	10	F
376	Roanoke, VA	632.7	10	F
430	Staunton-Waynesboro, VA	113.4	10	F

	Total BTA Markets	2,678.9

* Based on 2002 Kagan Media